As Filed with the Securities and Exchange Commission on October 31, 2007

                                             Registration  No. 333-59976

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 11 TO FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
          (Exact name of registrant as specified in its charter)

                                   DELAWARE
                           [State of organization]

                 6289                                  51-0380494
           (Primary SIC Number)                         (IRS EIN)

                             505 Brookfield Drive
                               Dover, DE  19901
                         Telephone:  (800) 331-1532
 (address and telephone number of  registrant's principal executive offices)

                             Mr. Michael Pacult
                    c/o Ashley Capital Management, Inc.
                              5914 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (260) 833-1306; Facsimile (260) 833-4411
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                        William Sumner Scott, Esquire
                          The Scott Law Firm, P. A.
                      940 Northeast 79th Street, Suite A
                               Miami, FL 33138
              Telephone (305) 754-3603; Facsimile (305) 754-2668

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

****************************************************************************
Supplement to Prospectus - Part I

                    Atlas Futures Fund, Limited Partnership

                       Supplement to Prospectus to Offer

             $15,000,000 of Units of Limited Partnership Interest
                  To Be Sold at the Net Asset Value per Unit
             Computed At the End of Each Month During the Offering

The Offering

The partnership is a registered commodity pool that trades futures, options on futures, and forward contracts.

Two general partners, Ashley Capital Management, Inc. and Mr. Michael P. Pacult, manage us. We refer to them collectively as "the general partner." The general partner is authorized by the partnership agreement to employ, establish the terms of employment, and terminate investment managers called commodity trading advisors and clearing brokers called futures commission merchants.

The partnership will use its best efforts to sell the partnership interests issuer direct. Neither it nor anyone else has the obligation to purchase or support the price of the partnership interests. You must purchase at least $25,000 in partnership interests, though the general partner may reduce this to no less than $5,000. No selling commission will be charged. You have the right to rescind your subscription for five days after it is submitted. After five days, your subscription is irrevocable and you may only withdraw from the partnership after twelve months by redeeming your partnership interests.
There is no redemption fee. See the redemption, lock-in and allocation of expenses provisions in the prospectus dated August 14, 2007.

All subscriptions received will be placed in a depository account maintained by the general partner until we accept them. Interest accrued on your subscription amount will be used to buy additional partnership interests for you. Partnership interests are offered for sale at their net asset value as of the close of business on the last day of the month in which the subscription is received and become effective on the open of business on the first day of the subsequent month.

The Risks - These securities are highly speculative and involve a high degree of risk. Consider carefully the risk factors below and the complete description beginning on page 5 of the prospectus dated August 14, 2007.

*	Our business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

*	This partnership pays substantial commission and other costs.  There is no guarantee that you will receive a return on your investment.

*	To receive your investment back after one year, the partnership must currently generate a return of 10.18% and 10.07% should we sell the maximum number of partnership interests offered.

*	Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

*	This partnership will not make distributions.  To receive a return of your investment, you must use our redemption procedure.

*	Although you will not receive distributions, you must pay annual Federal and state income taxes on your share of any profits earned by this partnership.

*	The general partner and affiliates have conflicts of interest with regard to the management of this partnership.

You are required to understand fully the terms of this investment. Therefore, you are encouraged to discuss this investment with your independent financial and tax advisers.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this supplement to prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The partnership has commenced trading. As of September 30, 2007, the current net asset value of the partnership is $17,119,860, which is greater than the maximum of $15,000,000 in units of limited partnership interest that may be sold because the total units sold in the amount of $13,327,465 have appreciated in value through trading. The balance of units to be sold and delivered as proceeds to the partnership, $1,672,535, is offered pursuant to this supplement to prospectus to also be used for trading.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                 505 Brookfield Drive * Dover, Delaware 19901
                                (800) 331-1532
                          Best Efforts/Issuer Direct
        The date of this supplement to prospectus is  October __, 2007

       Commodity Futures Trading Commission - Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE DISCLOSURE DOCUMENT DATED AUGUST 14, 2007 CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 16 AND THIS SUPPLEMENT CONTAINS A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 1.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS SUPPLEMENT TO THE DISCLOSURE DOCUMENT, AND THE DISCLOSURE DOCUMENT DATED AUGUST 14, 2007 THAT INCLUDES A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.


         [The balance of this page has been intentionally left blank]

                               Table of Contents

Commodity Futures Trading Commission - Risk Disclosure Statement	i
Table of Contents							ii
Description of Securities Offered for Sale				1
Removal of NuWave Investment Corp. as Commodity Trading Advisor		1
Expenses Per $1,000 of Investment of Partnership Interest For
The Next 12-Month Period Of Operations					1
Regulatory Notice							2
Performance Record of the Partnership					2
Reviewed Financial Statements of Atlas Futures Fund, LP
 - period ended  June 30, 2007



         [The balance of this page has been intentionally left blank.]

Description of Securities Offered for Sale

By our previous prospectuses, we sold a total of $13,327,465 of partnership interests. As of the effective date of this supplement to prospectus, we are offering by this prospectus an additional $1,672,535, in value of partnership interests to bring the total offered since the commencement of sales to $15,000,000. The balance of the interests will be sold at the partnership's net asset value per partnership interest on the close of business on the last day of the month in which the subscription agreement is received.

Removal of NuWave Investment Corp. as Commodity Trading Advisor

Effective October 1, 2007, the general partner elected to remove NuWave Investment Corp. as a trading advisor of the partnership. Previously, NuWave was allocated approximately 20% of partnership equity to trade. Clarke Capital Management, Inc. is now the sole trading advisor of the partnership and trades 100% of the equity allocated to trading by the general partner. Other than the cessation of the management and incentive fees to NuWave, the fee structure of the partnership remains the same.

       Expenses Per $1,000 of Investment of Partnership Interest
             For The Next 12-Month Period Of Operations

                                     			Based Upon Units     		Based Upon Maximum
                                   			Presently Outstanding   	Units To Be Sold

Actual Units Invested in the Partnership and Value	4,487 Units ($17,119,860)

Units to be Sold Pursuant to this Prospectus (1)					4,925 Units ($15,000,000)

Base Price (2)						$1,000				$1,000
  Annual Expenses (3)					$9.23		0.92%		$8.41		0.84%

  Payment of Prior O&O Expenses (4)			$2.30		0.23%		$2.30		0.23%

  Management Fee (5)					$0.00		0.00%		$0.00		0.00%

  Trading Advisors' Incentive Fees on New Net
   Profits (6)						$21.99		2.20%		$21.71		2.17%

  Brokerage Commissions and Trading Fees (7)		$106.70		10.67%		$106.70		10.67%

  Selling Commission (8)				$0.00		0.00%		$0.00		0.00%

  Interest Income (9)					$(38.40)	(3.84)%		$(38.40)	(3.84)%

Amount of Trading Income Required to Redeem Unit At
 Selling Price After One Year (10)			$101.82				$100.72

Percentage of Initial Selling Price Per Unit				10.18%				10.07%

Explanatory Notes:

(1) The units to be sold pursuant to this prospectus of $15,000,000 is less than the current net asset value of the partnership of $17,119,860, as of September 30, 2007, because the existing units sold have appreciated in value through trading. The 4,925 units that would be sold if the maximum were raised would be currently valued at $18,605,665.

 (2) Investors will purchase partnership interests at the partnership's month end net asset value per partnership interest. As of September 30, 2007, this was $3,777.80. However, the table is presented to reflect expenses per $1,000 investment.

(3) The partnership must also pay yearly expenses of approximately $85,000 for partnership accounting, $48,000 for fund accounting, $12,000 for audit and $10,000 for legal, in addition to $3,000 in expenses pursuant to the registration of this prospectus.


(4) New limited partners must reimburse prior admitted limited partners for offering and organizational expenses. As of September 30, 2007, this amount was approximately 0.23%.

(5) Neither the general partner nor the trading advisor receives a management fee.

(6) This is the amount of incentive fees the sole trading advisor would earn if it produced only enough profits to allow you to redeem after one year your partnership interests at the net asset value used in this table.

(7) Brokerage commissions and domestic trading fees are fixed by the general partner at 11/12% monthly, 11% annually, of our assets on deposit with the futures commission merchant plus actual commissions for trades made on foreign exchanges or forward markets, if any. The general partner earns a daily prorated share of these commissions and may withdraw earned commissions during the month. For purposes of this calculation, we assumed 97% of our assets will be deposited with the futures commission merchant and that the advisor frequency of trading and the number of partnership interests outstanding during the next twelve months will remain constant.

(8) The partnership will make all sales on a best efforts, issuer direct basis. No selling commission will be charged to you.

(9) We earn interest on margin deposits with the futures commission merchant and on our bank deposits. Based on current interest rates, interest income is estimated at 3.84% annually of our net assets.

(10) This computation assumes there will be no claims or other extra-ordinary expenses during the first year.

We do not represent that the above table will reflect our actual offering expenses, operating expenses or interest income. There can be no assurance that our expenses will not exceed the amounts projected or that there will not be claims or other extra-ordinary expenses.

Regulatory Notice

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

Performance Record of the Partnership

The following capsule shows our past performance for the period from the year 2002 through September 30, 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    Atlas Futures Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

Month		2007	2006	2005	2004	2003	2002
January		5.92	1.76	(4.02)	(5.08)	4.08	(4.86)
February	(2.97)	(9.11)	3.77	11.26	21.04	(5.41)
March		(1.58)	(3.37)	15.01	3.09	(3.47)	3.42
April		0.70	13.26	(3.60)	(0.09)	2.92	(5.24)
May		(2.15)	1.40	6.94	15.08	12.60	0.00
June		4.92	(4.51)	(3.01)	(2.42)	(5.23)	12.85
July		-3.51	(6.56)	(1.34)	4.15	(3.93)	5.22
August		-5.66	1.46	7.56	7.18	(2.37)	3.32
September	14.88	9.05	0.01	4.12	3.58	7.65
October			0.28	(3.85)	10.75	(1.95)	(12.94)
November		(0.81)	6.06	7.09	(8.61)	(5.65)
December		3.13	(0.86)	(6.56)	14.78	15.99
Year		9.36	3.94	22.91	56.04	33.47	10.97

Name of Pool:  Atlas Futures Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisors: Clarke Capital Management, Inc.
Principal Protected:  No
Date of Inception of trading:  October, 1999
Aggregate Subscriptions:  $13,327,465
Net Asset Value of the pool: $17,119,860 on total units outstanding: 4,486.52 Net Asset Value Per Unit: $3,815.84
Largest Monthly Draw-Down**:  10-02/12.94%
Worst Peak-to-Valley Draw-Down***:  9-02 to 11-02/17.86%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.




         [The balance of this page has been intentionally left blank.]

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)





                       Index to the Financial Statements

 									Page

Report of Independent Registered Public Accounting Firm			F-2

Statements of Assets and Liabilities as of June 30, 2007
 and December 31, 2006							F-3

Schedule of Investments - Cash and Securities - June 30, 2007		F-4

Schedule of Investments - Futures Contracts - June 30, 2007		F-5

Schedule of Investments - Cash and Securities - December 31, 2006	F-6

Schedule of Investments - Futures Contracts - December 31, 2006	  F-7 - F-8

Statements of Operations for the Three and Six Months Ended
 June 30, 2007 and 2006							F-9

Statements of Changes in Net Assets for the Six Months
 Ended June 30, 2007 and 2006						F-10

Statements of Cash Flows for the Six Months Ended
 June 30, 2007 and 2006							F-11

Notes to Financial Statements					 F-12 - F-17

Affirmation of Commodity Pool Operator					F-18

                       Jordan, Patke & Associates, Ltd.

                         Certified Public Accountants

            Report of Independent Registered Public Accounting Firm



To the Partners of
Atlas Futures Fund, Limited Partnership
Dover, Delaware



We have reviewed the accompanying statement of assets and liabilities, including the schedules of investments, of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of June 30, 2007 and the related statement of operations for the three and six months ended June 30, 2007 and the statements of changes in net assets and cash flows for the six months ended June 30, 2007. These financial statements are the responsibility of the Fund's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements of ATLAS FUTURES FUND, LIMITED PARTNERSHIP for the six months ended June 30, 2006 were reviewed by other accountants whose report dated August 11, 2006 stated that they were not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 2006 and the related statements of operations, changes in net assets and cash flows for the year then ended (not presented herein); and in our report dated March 27, 2007, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying statement of assets and liabilities as of December 31, 2006 is fairly stated, in all material respects, in relation to the statement of assets and liabilities from which it has been derived.


/s/ Jordan, Patke & Associates, Ltd.

Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
August 7, 2007




       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                 Phone: (847) 913-5400 * Fax:  (847) 913-5435

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                     Statements of Assets and Liabilities

								June 30,	December 31,
								2007		2006
								(A Review)

Assets

  Investments
    Equity in commodity futures trading accounts:

      Cash and cash equivalents					$17,362,542	$15,435,188
      Net unrealized gain on open futures contracts		184,097		1,933,681

	Total brokerage cash equivalents and investments	17,546,639	17,368,869

      Interest receivable					50,882		-
      Prepaid fees						7,582		-
      Cash							5,480		56,030

	  Total assets						17,610,583	17,424,899

Liabilities

  Partner redemptions payable					275,915		166,223
  Accrued commissions payable to related parties		6,412		8,013
  Management fees payable					21,356		15,541
  Incentive fees payable					259,059		219,487
  Other accrued liabilities					12,995		849

	Total Liabilities					575,737		410,113

Net assets							$17,034,846	$17,014,786


Analysis of Net Assets

  Limited partners'						$17,034,846	$17,014,786
  General partners'						-		-

Net assets (equivalent to $3,649.18 and $3,489.87 per unit)	$17,034,846	$17,014,786


Partnership units outstanding

  Limited partners' units outstanding				4,668.13	4,875.48
  General partner units outstanding				-		-

	Total partnership units outstanding			4,668.13	4,875.48

     The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                                 June 30, 2007
                                  (A Review)


											Fair Value
Description					Maturity Date	Face Value	Local Currency	U.S. Dollars	Percent

Cash and cash equivalents in trading accounts:

  United States Markets								16,437,640	$16,437,640	94.67%

    Total cash and cash equivalents
     denominated in U. S. Dollars								16,437,640	94.67%

Cash denominated in foreign currency:
  Euro Markets - Euro								335,630		454,325		2.61%
  British Pound Markets - GBP							52,374		105,172		0.61%
  Australian Dollar Markets - AUD						335,004		284,117		1.64%
  Japanese Yen Markets - JPY							10,007,745	81,288		0.47%

    Total cash denominated in foreign currency							924,902		5.33%

      Total investments										$17,362,542	100.00%

      The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                                 June 30, 2007
                                   (A Review)




  									     Fair Value
Description				Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
    CSC Cocoa-Metr			Sep 2007	132		77,929		$77,929
    IMM Aust Dlr			Sep 2007	66		(27,720)	(27,720)
    IMM Mex Peso			Sep 2007	66		8,925		8,925
    CBOT Corn				Dec 2007	10		(14,550)	(14,550)
    CBOT Soybeans			Nov 2007	15		3,375		3,375
    CBOT Wheat				Sep 2007	5		(6,813)		(6,813)
    NY LT Crude				Aug 2007	2		3,160		3,160
    NYM RBOB Gas			Aug 2007	3		4,742		4,742
    LME Alum				Aug 2007	6		(16,782)	(16,782)
    LME Copper				Jul 2007	1		10,674		10,674
    NYC Cotton				Dec 2007	5		8,405		8,405
    IMM Aust Dlr			Sep 2007	11		6,930		6,930
    IMM B-Pounds			Sep 2007	22		41,663		41,663
    IMM Euro FX				Sep 2007	6		6,787		6,787
    CBOT Corn				Sep 2007	3		-		-

	Total United States Commodity
	 Futures Positions						106,725		106,725

  Japanese commodity futures positions held long:
    SMX NIKKEI				Sep 2007	20		1,150,000	9,341

	Total Japanese commodity futures
	 positions held long						1,150,000	9,341

  Euro commodity futures positions held long:
    DTB DAX Index			Sep 2007	1		7,750		10,491

	Total European commodity futures
	 positions held long						7,750		10,491


	  Total commodity futures
	   positions held long								126,557

  United States commodity futures positions held short:
    CMX Gold				Aug 2007	66		(25,740)	(25,740)
    CME Cattle				Aug 2007	10		(3,840)		(3,840)
    CMX Gold				Aug 2007	5		4,080		4,080
    CSC Sugar				Oct 2007	19		(8,198)		(8,198)
    CSC Coffee				Sep 2007	7		9,019		9,019
    NY Natural Gas			Aug 2007	9		38,220		38,220
    LME Copper				Jul 2007	1		(3,767)		(3,767)
    IMM Euro Dlr			Mar 2008	33		(6,187)		(6,187)
    EMINI S&P 500			Sep 2007	8		(4,680)		(4,680)
    IMM J Yen				Sep 2007	16		32,200		32,200

	Total United States commodity
	 futures positions held short					31,107		31,107

  Australian commodity futures positions held short:
    SFE SPI 200				Sep 2007	1		1,600		1,357
    SFE 10Y T-Bond			Sep 2007	25		3,636		3,084

	Total Australian  commodity
	 futures positions held short					5,236		4,441

  British commodity futures positions held short:
    LIF Long Gilt			Sep 2007	7		13,930		27,973
    LIF 3M Stg IR			Mar 2008	49		(675)		(1,355)

	Total British commodity futures
	 positions held short						13,255		26,618

  Euro commodity futures positions held short:
    LIF 3M Euribor			Mar 2008	12		288		390
    EURX E-Bund				Sep 2007	7		5,750		7,783
    MONEP CAC40 EU			Jul 2007	10		(9,455)		(12,799)

	Total Euro commodity futures
	 positions held short						(3,417)		(4,626)

	  Total commodity futures
	   positions held short								57,540

	    Net commodity futures positions						$184,097

      The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                               December 31, 2006

														Fair Value
Description						Maturity Date	Cost		Face Value	Local Currency	U.S. Dollars	Percent

Cash and cash equivalents in trading accounts:

Cash denominated in U. S. Dollars:
  United States Markets											696,781		$696,781	4.51%

	Total cash denominated in U. S. Dollars										696,781		4.51%

Cash equivalents denominated in U.S. Dollars:
  United States Treasury Bill				March 2007	$10,373,181	$10,500,000	10,395,342	10,395,342	67.35%
  United States Treasury Bill				March 2007	987,967		1,000,000	990,051		990,051		6.41%
  United States Treasury Bill				January 2007	790,010		800,000		797,417		797,417		5.17%
  United States Treasury Bill				February 2007	1,777,843	1,800,000	1,790,777	1,790,777	11.60%
United States Treasury Bill				February 2007	987,738		1,000,000	993,841		993,841		6.44%

	Total cash equivalents denominated in
	 U.S. Dollars							$14,916,738	$15,100,000			14,967,428	96.97%

		Total cash and cash equivalents
		 denominated in U.S. Dollars										15,664,209	101.48%

Cash denominated in foreign currency:
  Euro Markets - Euro											165,260		218,102		1.41%
  British Pound Markets - GBP										(178,240)	(349,136)	-2.26%
  Australian Dollar Markets - AUD									(197,553)	(155,958)	-1.01%
  Hong Kong Dollar Markets - HKD									124,370		15,989		0.10%
  Japanese Yen Markets - JPY										4,997,745	41,982		0.27%

	Total cash denominated in foreign currency									(229,021)	-1.48%

		Total investments											$15,435,188	100.00%


    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                               December 31, 2006

  													Fair Value
Description							Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
    CBOT Soybeans						March 2007	55		29,562		$29,562
    CBT Bean Meal						March 2007	110		24,570		24,570
    CSC Coffee C						March 2007	55		46,744		46,744
    CBOT Corn							March 2007	5		4,038		4,038
    CBOT Wheat							March 2007	13		(2,025)		(2,025)
    CBT T Note 10Y						March 2007	10		(7,813)		(7,813)
    CBOT Gold							February 2007	1		(1,320)		(1,320)
    CSC Coffee C						March 2007	8		(4,688)		(4,688)
    05 LME Alum US						March 2007	1		125		125
    08 LME Alum US						March 2007	1		(556)		(556)
    IMM AU Dollar						March 2007	7		2,425		2,425
    IMM B-Pounds						March 2007	12		3,075		3,075
    IM Canadian $						March 2007	2		(2,410)		(2,410)
    IMM Euro FX							March 2007	11		(750)		(750)
    IMM Euro DLR						September 2007	53		(15,900)	(15,900)
    EMINI S&P 500						March 2007	2		150		150

  	Total United States Commodity Futures Positions								75,227

  Japanese commodity futures positions held long:
    SMX Nikkei							March 2007	17		6,865,000	57,667

  	Total Japanese commodity futures positions held long							57,667

  Euro commodity futures positions held long:
    Eurex E-Bund						March 2007	11		(13,540)	(17,869)

  	Total European commodity futures positions held long							(17,869)

  British commodity futures positions held long:
    NEW FTSE 100						March 2007	2		810		1,587

  	Total British commodity futures positions held long							1,587

  	Total commodity futures positions held long								116,612


  United States commodity futures positions held short:
    CMX HG Copper						March 2007	110		483,088		483,088
    NY Natural Gas						March 2007	55		647,350		647,350
    IMM J YEN							March 2007	55		29,563		29,563
    CBOT Soybeans						March 2007	11		(11,825)	(11,825)
    CBOT Silver							March 2007	1		(380)		(380)
    NY LT Crude							February 2007	10		24,370		24,370
    NY Heating Oil						February 2007	8		6,023		6,023
    NY Natural Gas						February 2007	4		15,930		15,930
    NYM RBOB Gas						February 2007	5		(9,891)		(9,891)
    21 LME CO							February 2007	1		13,739		13,739
    05  LME Copper US						March 2007	1		16,357		16,357
    14 LME Copper US						March 2007	1		12,825		12,825
    NYC Cotton							March 2007	14		(5,355)		(5,355)
    IMM J YEN							March 2007	23		47,831		47,831

  	Total United States commodity futures positions held short						1,269,625

  Australian commodity futures positions held short:
    SYD T Bill 90D						June 2007	165		2,627		2,074
    SFE 3Y T-Bond						March 2007	55		8,929		7,049
    SFE 10Y T-Bond						March 2007	11		5,820		4,594

  	Total Australian commodity futures positions held short							13,717


    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

            Schedule of Investments - Futures Contracts, Continued
                               December 31, 2006


  													Fair Value
Description							Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts, con't.

  British commodity futures positions held short:
    LIF Long GILT						March 2007	220		192,500		$377,069
    LIF 3M STG IR						June 2007	55		3,438		6,733
    LIF Long GILT						March 2007	11		18,120		35,493
    LIF 3M STG IR						September 2007	20		(1,250)		(2,449)

  	Total British commodity futures positions held short							416,846

  Euro commodity futures positions held short:
    LIF 3m EURIBOR						March 2007	110		3,438		4,537
    Eurex EUROBOBL						March 2007	55		33,000		43,552
    EURX E-Bund							March 2007	55		35,200		46,455
    EURO E-Schatz						March 2007	55		15,125		19,961
    LIF 3M EURIBOR						September 2007	16		1,800		2,376

  	Total Euro commodity futures positions held short							116,881

  		Total commodity futures positions held short							1,817,069

 			 Net commodity futures positions							$1,933,681


      The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                           Statements of Operations

                                  (A Review)

								Three Months Ended June 30,	Six Months Ended June 30,
								2007		2006		2007		2006

Investment income

  Interest income						$176,602	$173,980	$370,113	$325,575

	Total investment income					176,602		173,980		370,113		325,575

Expenses

  Commission expense						461,135		459,708		937,256		923,651
  Management fees						21,356		12,527		42,782		25,073
  Incentive fees						259,060		67,052		451,078		67,052
  Professional accounting and legal fees			43,874		31,506		125,985		64,500
  Other operating and administrative expenses			8,018		(803)		13,103		721

	Total expenses						793,443		569,990		1,570,204	1,080,997

	  Net investment (loss)					(616,841)	(396,010)	(1,200,091)	(755,422)

Realized and unrealized gain (loss) from investments and foreign currency

  Net realized gain (loss) from:
    Investments							1,286,540	2,195,744	1,724,166	640,783
    Foreign currency transactions				726,663		13,300		1,985,698	33,547

	Net realized gains (losses) from investments and
	 foreign currency transactions				2,013,203	2,209,044	3,709,864	674,330

Net increase (decrease) in unrealized appreciation
 (depreciation) on:
  Investments							(666,355)	(377,674)	(1,207,019)	(292,994)
  Translation of assets and liabilities in foreign currencies	25,622		-		(542,566)	-

	Net increase (decrease) in unrealized appreciation
	 (depreciation) on investments and translation of
	 assets and liabilities in foreign currencies		(640,733)	(377,674)	(1,749,585)	(292,994)

	  Net realized and unrealized income (loss) from
	   investments and foreign currency			1,372,470	1,831,370	1,960,279	381,336

	    Net increase in net assets resulting from
	     operations						$755,629	$1,435,360	$760,188	$(374,086)

      The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                      Statements of Changes in Net Assets

                                  (A Review)

										Six Months Ended June 30,
										2007		2006


Increase (decrease) in net assets from operations
  Net investment (loss)								$(1,200,091)	$(755,422)
  Net realized gains (losses) from investments and
   foreign currency transactions						3,709,864	674,330
  Net increase (decrease) in unrealized appreciation (depreciation) on
   investments and translation of assets and liabilities in foreign currencies	(1,749,585)	(292,994)

    Net increase (decrease) in net assets resulting from operations		760,188		(374,086)

  Capital contributions from limited partners					116,332		576,958
  Distributions to limited partners						(856,460)	(633,711)

	Total  (decrease)  in net assets					20,060		(430,839)

  Net assets at the beginning of the period					17,014,786	16,841,781

  Net assets at the end of the period						$17,034,846	$16,410,942


      The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                           Statements of Cash Flows

                                  (A Review)

										Six Months Ended June 30,
										2007		2006

Cash Flows from Operating Activities

Net increase (decrease) in net assets resulting from operations			$760,188	$(374,086)

Adjustments to reconcile net increase in net assets from operations to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:

    Unrealized appreciation on investments					1,749,584	292,997
    Increase in interest receivable						(50,882)	-
    Increase in prepaid fees							(7,582)		-
    Decrease in accrued commissions payable					(1,601)		(17,589)
    Increase (decrease) in management fees and incentive fees payable		45,387		(104,462)
    Increase in other accrued liabilities					12,146		3,392

	Net cash provided by (used in) operating activities			2,507,240	(199,748)


Cash Flows from Financing Activities

  Proceeds from sale of units, net of sales commissions				116,332		576,958
  Partner redemptions								(746,768)	(464,227)

    Net cash provided by (used in) financing activities				(630,436)	112,731

      Net increase (decrease) in cash and cash equivalents			1,876,804	(87,017)

      Beginning cash and cash equivalents					15,491,218	16,910,682


      Ending cash and cash equivalents						$17,368,022	$16,823,665


  End of year cash and cash equivalents consist of:

    Cash and cash equivalents at broker						$17,362,542	$16,732,061
    Cash									5,480		91,604

      Total cash and cash equivalents						$17,368,022	$16,823,665


      The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
                            June 30, 2007 and 2006
                                  (A Review)

1.  Nature of the Business

Atlas Futures Fund, Limited Partnership (the "Fund") was formed January 12, 1998 under the Delaware Uniform Limited Partnership Act. The Fund is engaged in the speculative trading of futures contracts in commodities, which commenced in October, 1999. Ashley Capital Management, Inc. ("Ashley") and Michael Pacult are the General Partners and the commodity pool operators ("CPO's") of the Fund. The registered commodity trading advisors ("CTA's") are Clarke Capital Management, Inc. ("Clarke"), which has served as CTA since commencement of Fund business, and NuWave Investment Corp. ("NuWave"), which became a CTA effective February, 2005. The CTA's have the authority to trade as much of the Fund's equity as is allocated to them by the General Partners, which is currently estimated to be 99% of total equity. Prior to July, 2004, the principal selling agent was Futures Investment Company ("FIC"), which is controlled by Michael Pacult and his wife. Effective July, 2004 the Fund began to sell issuer direct on a best efforts basis with no sales commissions.

The Fund is a registrant with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933 (the Act). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund and its General Partners are also subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry. The General Partners are also subject to the rules of the National Futures Association that requires commodity pool operators and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the terms of the contracts it has entered with the futures commission merchants and rules of the interbank market makers through which the Fund trades and regulated by commodity exchanges and by exchange markets that may be traded by the advisor.

2.  Significant Accounting Policies

Registration Costs - Costs incurred for the initial filings with the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expense. The Fund remains open to new partners, and incurs costs required to retain the ability to issue new units. Such costs, in addition to the costs of recurring annual and quarterly filings with regulatory agencies are expensed as incurred.

Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

Interest income is recognized when it is earned.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes - The Fund, a regulated investment company, is not required to provide a provision for income taxes. Each partner is individually liable for the tax on its share of income or loss. The Fund may be subject to state and local taxes in jurisdictions in which it operates. The Fund prepares a calendar year information tax return

Net Income Per Unit - Net income per unit is calculated based on the weighted average number of units outstanding during the period.

Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers cash, money market funds and the market value of U.S. Treasury Bills to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes for the periods ended June 30, 2007 and 2006.

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
                            June 30, 2007 and 2006
                                  (A Review)

2.  Significant Accounting Policies - Continued

Foreign Currency - Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.

3.  General Partners' Duties

The responsibilities of the General Partners include all aspects of the management of the Fund. Specifically, they perform the duties of a commodity pool operator as that term is defined in the Commodity Exchange Act, 7 USC 1, et seq. They employ the CTA's to direct the trading and investment activity of the Fund, which include, if appropriate, to suspend all trading, to execute and to file all necessary legal documents, statements and certificates of the Fund, to retain independent public accountants to audit the Fund, to employ attorneys to represent the Fund, to review the brokerage commission rates to determine reasonableness, to maintain the tax status of the Fund as a limited partnership, to maintain a current list of names, addresses and numbers of units owned by each Limited Partner and to take such other actions as deemed necessary or desirable to manage the business of the Partnership.

If the daily net unit value of the partnership falls to less than 50% of the highest value earned through trading at the close of any month, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading will commence until after the lapse of the fifteen day period.

4.  Limited Partnership Agreement

The Limited Partnership Agreement provides, among other things, that:

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each partner in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or partners' capital will be made solely at the discretion of the General Partners.

Federal Income Tax Allocations - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the partners, after having given effect to the fees and expenses of the Fund.

Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the General Partners within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. The written request must be received by the General Partners no less than ten days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the General Partners may be unable to comply with the request on a timely basis. Effective January 1, 2004, redemption penalties are no longer charged.

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
                            June 30, 2007 and 2006
                                  (A Review)

5.  Fees

Effective January 1, 2005, the Fund was charged the following fees:

A monthly brokerage commission of 11% (annual rate) of the Fund's assets on deposit with the futures commission merchant to the Fund's Corporate General Partner. The Corporate General Partner was responsible for payments of brokerage commission and fees to the futures commission merchant.

A quarterly incentive fee of 25% of "new net profits" was paid to the sole
CTA.

Effective February 1, 2005, the Fund added a new CTA, NuWave. NuWave's quarterly incentive fee was 20% of "new net profits" and also received a monthly management fee of 2% (annualized) on the first $2,000,000 in allocated equity and 1% on the allocated equity above $2,000,000. NuWave was allocated $2,000,000 in equity on February 1, 2005.

Effective February 6, 2006, the Corporate General Partner began paying 4% of the 11% of received brokerage commissions to FIC for serving as introducing broker to the Fund.

Effective December 1, 2006, the Fund changed the monthly management fee to NuWave to a percentage based on the rate of trading assigned by NuWave and approved by the General Partners of up to 3% (annualized) on the first $2,000,000 in allocated equity and up to 2% on the allocated equity above $2,000,000. The incentive fee of 20% remains unchanged.

The Corporate General Partner reserves the right to change the fee structure at its sole-discretion.

6.  Related Party Transactions

The Fund has an agreement to pay commissions and fees to two related parties, Ashley Capital Management, a General Partner of the Fund, and Futures Investment Company, the introducing broker. These related parties are 100% owned by Michael Pacult, the Fund's CPO. Related party commissions and fees were as follows:

Commissions and fees included in expense:

						Six Months Ended June 30,
						2007		2006

Ashley Capital Management, Inc.			$339,268	$434,020
Futures Investment Company			520,821		443,908

  Total related party expenses			$860,089	$877,928


Commissions and fees included in accrued expenses:

						June 30,	December 31,
						2007		2006

Ashley Capital Management, Inc.			$6,412		$8,013
Futures Investment Company			-		-

  Total accrued expenses to related parties	$6,412		$8,013

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
                            June 30, 2007 and 2006
                                  (A Review)

6.  Related Party Transactions, Continued

Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partners, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

7.  Partnership Unit Transactions

As of June 30, 2007 and 2006 partnership units were valued at $3,649.18 and $3,290.67 respectively.

Transactions in partnership units were as follows:

				Units				Amount
			2007		2006		2007		2006

Limited Partner Units
  Subscriptions		32.44		170.23		$116,332	$576,958
  Redemptions		(239.79)	(199.90)	(856,460)	(633,711)
	Total		(207.35)	(29.67)		(740,128)	(56,753)

General Partner Units
  Subscriptions		-		-		-		-
  Redemptions		-		-		-		-
	Total		-		-		-		-

Total Units
  Subscriptions		32.44		170.23		116,332		576,958
  Redemptions		(239.79)	(199.90)	(856,460)	(633,711)
	Total		(207.35)	(29.67)		$(740,128)	$(56,753)



8.  Trading Activities and Related Risks

The Fund is engaged in speculative trading of U.S. and foreign futures contracts in commodities. The Fund is exposed to both market risk, the risk arising from changes in market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

A certain portion of cash and Treasury Bills in trading accounts are pledged as collateral for commodities trading on margin. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities.

Each U.S. commodity exchange, with the approval of the CFTC and the futures commission merchant, establish minimum margin requirements for each traded contract. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts. In general, the amount of required margin should never fall below 10% of the Net Asset Value. The cash deposited in trading accounts at June 30, 2007 and December 31,
2006 was $17,362,542 and $467,760, respectively, which equals approximately 101.9% and 2.7% of Net Asset Value, respectively. Cash exceeded Net Asset Value because of accrued expenses and partner redemptions at June 30,
2007.  Cash payments for these expenses are expected to be made prior to the end of the next fiscal quarter.  Prior to April, 2007, the Fund purchased United States Treasury Bills as a form of margin and the Fund earned interest on this margin. As of April, 2007, the Fund benefits from an arrangement with the FCM whereby the FCM pays the Fund the daily
Treasury Bill or LIBOR rate minus 10 basis points on the net liquidity of
the Fund.    At June 30, 2007 and December 31, 2006, $0 and $14,967,428,
respectively, was invested in U.S. Treasury Bills, which approximates 0% and 88.0% of Net Asset Value, respectively.

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
                            June 30, 2007 and 2006
                                  (A Review)

8.  Trading Activities and Related Risks, Continued

Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contract, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement. As a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts. The market risk is limited to the gross or face amount of the contracts held of approximately $16,547,524 and $68,503,263 on long positions at June 30, 2007 and December 31, 2006, respectively. However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited potential risk.

Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

The net unrealized gains on open commodity futures contracts at June 30, 2007 and December 31, 2006 were $184,097 and $1,933,681, respectively.

Open contracts generally mature within three months of June 30, 2007. The latest maturity for open futures contracts is in March 2008. However, the Fund intends to close all contracts prior to maturity.

Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract.

The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits.

The Fund has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will succeed. The basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a desirable margin-to-equity ratio. The Fund seeks to minimize credit risk primarily by depositing and maintaining its assets at financial institutions and brokers which it believes to be creditworthy.

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
                            June 30, 2007 and 2006
                                  (A Review)

9.  Derivative Financial Instruments and Fair Value of Financial Instruments

A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset. The underlying asset can be currencies, commodities, interest rates, stocks, or any combination. Changes in the underlying asset indirectly affect the value of the derivative. As the instruments are recognized at fair value, those changes directly affect reported income.

All investment holdings are recorded in the statement of financial condition at their net asset value (fair value) at the reporting date. Financial instruments (including derivatives) used for trading purposes are recorded in the statement of financial condition at fair value at the reporting date. Realized and unrealized changes in fair values are recognized in net investment gain (loss) in the period in which the changes occur. Interest income arising from trading instruments is included in the statement of operations as part of interest income.

Notional amounts are equivalent to the aggregate face value of the derivative financial instruments. Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Fund's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and other terms of the derivatives.

10.  Financial Highlights

						Three Months Ended June 30,	Six Months Ended June 30,
						2007		2006		2007		2006
Performance per unit (5)
  Net unit value, beginning of period		$3,490.17	$3,000.59	$3,489.87	$3,357.08

  Net realized and unrealized gains and
   (losses) on commodity transactions		285.33		366.84		407.33		76.05
  Investment and other income			36.17		37.41		76.49		73.09
  Expenses (1)					(162.49)	(114.17)	(324.51)	(215.55)

    Net increase (decrease) for the period	159.01		290.08		159.31		(66.41)

      Net unit value at the end of the period	$3,649.18	$3,290.67	$3,649.18	$3,290.67

Net assets at the end of the period ($000)	$17,035		$16,411		$17,035		$16,411
Total return (3)				4.37%		9.67%		4.42%		-1.98%

Ratio to average net assets (4)
  Investment and other income			1.02%		1.38%		2.15%		2.64%
  Expenses (2)					-1.92%		-0.87%		-3.68%		-1.28%

(1) Includes brokerage commissions

(2) Excludes brokerage commissions

(3) Not Annualized

(4) Annualized for all periods

(5) Investment and other income and expenses are calculated using the average number of units outstanding during the year. Net realized and unrealized gains and losses on commodity transactions is a balancing amount necessary to reconcile the change in net unit value.

                    Atlas Futures Fund, Limited Partnership
                  Affirmation of the Commodity Pool Operator
                            June 30, 2007 and 2006
                                  (A Review)


*****************************************************************************



To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


/s/ Michael Pacult					August 14, 2007
Michael Pacult						Date
President, Ashley Capital Management, Inc.
General Partner
Atlas Futures Fund, Limited Partnership

                                    Part II
                      Statement of Additional Information

                    Atlas Futures Fund, Limited Partnership

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of Atlas Futures Fund's supplement to its disclosure document dated October __, 2007, both of which are combined in this single supplement to prospectus.

Appendixes & Exhibits

Appendix I	-	Commodity Terms And Definitions; State Regulatory Glossary
			[See prospectus dated August 14, 2007]

Appendix II	-	Privacy Statement
			[See prospectus dated August 14, 2007]

Exhibit A	-	Limited Partnership Agreement
			[See prospectus dated August 14, 2007]

Exhibit B	-	Request For Redemption
			[See prospectus dated August 14, 2007]

Exhibit C	-	Suitability Information

Exhibit D	-	Subscription Agreement And Power Of Attorney

Exhibit E	-	Depository Agreement
			[See prospectus dated August 14, 2007]

Exhibit F	-	Investment Advisory Contract -
			Clarke Capital Management, Inc.
			[See prospectus dated August 14, 2007]

   The date of this Statement of Additional Information is October __, 2007

              EXHIBIT C TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                           SUBSCRIPTION REQUIREMENTS

      By executing the Subscription Agreement and Power of Attorney for Atlas Futures Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's prospectus dated August 14, 2007 as supplemented October ___, 2007, (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the General Partner; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Star Bank for the acct. of Atlas". Purchaser is also delivering to the Partnership an executed Subscription
Agreement and Power of Attorney (Exhibit D to the Prospectus).   Upon
acceptance of Purchaser's Subscription Agreement and Power of Attorney, Purchaser agrees to contribute Purchaser's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Partnership and Ashley Capital Management, Incorporated (the "General Partner") for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Limited Partnership Agreement.

      As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b) All information that Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of

Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

(h) If the undersigned is acting on behalf of a trust (the "Subscriber Trust"), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

State Suitability Requirements

3.	California-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

*******************************************************************************
              EXHIBIT D TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                           SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

      The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000 or, in the alternative, a minimum net worth of $150,000.

      A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to the Partnership.

      FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

      Item 1       -      Enter the dollar amount of the purchase.

      Items 2 - 7  -      Enter the Social Security Number or Taxpayer ID
Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

      The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number. Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

       Item 8      -       The investor(s) must execute the Subscription
Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

      Item 9       -      General Partner must complete.
The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Selling Agent's office.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934
                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY


Ashley Capital Management, Inc.
General Partner                             ________________________________
5914 N. 300 West                            Your Social Security Number or
P. O. Drawer C                              Taxpayer ID Number
Fremont, IN 46737

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Atlas Futures Fund, Limited Partnership (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund's prospectus dated August 14, 2007 as supplemented October ___, 2007 (the "Prospectus"). I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Exhibit "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Star Bank for the acct. of Atlas" to be delivered by the Sales Agent to the Depository Agent within 24 hours after receipt for deposit to the Depository Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in the depository account. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from the depository account, if any.

2. Representations and Warranties of Subscriber. I have received a copy of the Prospectus. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income. Additionally, I understand that my broker/dealer account application will be forwarded to the General Partner to review my suitability for this investment.

3. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

4. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                    Units of Limited Partnership Interests

                 Subscription Agreement and Power of Attorney

                                Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Atlas Futures Fund, Limited Partnership (the "Partnership"), and by enclosing a check payable to "Star Bank for the acct. of Atlas", hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Partnership's prospectus dated August 14 , 2007 as supplemented October ___, 2007 (the "Prospectus").

The named investor further, by signature below, acknowledges (i) receipt of the Prospectus; (ii) that such Prospectus includes the Partnership's Limited Partnership Agreement, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and,
(iv) after the lapse of five business days from submission, this subscription will be irrevocable.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1) Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____

Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust

Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP

3) Investor's Name _________________________________________________________

4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)

5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code

6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code

7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street (P.O. Box not acceptable)    City      State    Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Partnership's substantial charges; (iii) the Partnership's highly leveraged trading activities; (iv) the lack of liquidity of the Units including a lock-in period of twelve months; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Partnership; (vi) that Limited Partners may not take part in the management of the Partnership; and (vii) the tax consequences of the Partnership.

8)                         INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Investor must sign individually, or pursuant to a power of attorney; provided, however, that such power of attorney has not been granted to the Partnership.

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 0. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: 0.

9)      GENERAL PARTNER MUST SIGN

Ashley Capital Management, Inc., the general partner of the Partnership, hereby accepts the above investor to become a limited partner on first business day of the month following the date below.

BY: Ashley Capital Management, Inc.

X______________________________           _____________________________
Michael P. Pacult, President              Date

                            ATLAS FUTURES FUND, LP
               SUBSCRIBER NEW ACCOUNT APPLICATION AND AGREEMENT

In this agreement, the following terms are used: I, me, my, mine refer to the subscriber identified in the Atlas Futures Fund, LP Subscription Agreement. You, your and yours refer to Atlas Futures Fund, LP ("Atlas")

TO: ATLAS FUTURES FUND, LP

In consideration of Atlas' acceptance of this subscription agreement for review, the undersigned agrees as follows:

1. Authority and Ownership. I have the required legal capacity, am authorized to enter into this agreement and have obtained and will provide you with all necessary authorizations from third parties to open accounts and effect transactions in direct participation securities under this agreement. I will be the owner of all securities purchased by and sold to me.

2. No Advice. I understand that you provide no tax, legal or investment advice, nor do you give advice or offer any opinion with respect to the suitability of any security or order. All purchases of Atlas partnership interests ("Units") will be done only on my order or the order of my authorized delegate except as described in paragraph 5.

3.      Appointment of Ashley Capital Management, Inc. ("Ashley") as Agent.
I appoint Ashley as my agent for the purpose of carrying out my directions with respect to the purchase or sale of Units. To carry out Ashley's duties, Ashley is authorized to provide information to Atlas and to third parties and take such other steps as are reasonable to carry out my directions.

4. Purchase and Sale Orders. I agree that together with all executed documents required to purchase Units, I will forward the funds required to pay for such Units. Checks will by made payable to "Star Bank for the acct. of Atlas."

5. Indebtedness. Upon the purchase or sale of Units, if you are unable to settle the transaction by reason of my failure to make payment in good form, I authorize you to take steps necessary to complete or cancel the transaction to minimize your loss, and I agree to reimburse you for any and all costs, losses or liabilities incurred by you, including attorney's fees. In the event I become indebted to you in the operation of this account, I agree that I will repay such indebtedness upon demand.

6. Force Majeure. You shall not be liable for loss of delay caused directly or indirectly by war, natural disasters, government restrictions, exchange or market rulings or other conditions beyond your control.

7. Recording Conversations. I understand and agree that for our mutual protection you may tape record any of our telephone conversations.

8. Relationship with Atlas. I understand that my subscription documentation will be reviewed by you. I understand and agree that you may refuse to accept my subscription or to process any other transaction which I may wish to effect.

9. Fees and Charges. I agree to the fees and charges indicated in the prospectus I received dated August 14, 2007 as supplemented October __, 2007.

10. Joint Accounts. If this is a joint account, unless we notify you otherwise and provide such documentation as you require, the account(s) shall be considered by us jointly with right of survivorship (payable to either or the survivor of us). Each joint tenant irrevocably appoints the other as attorney-in-fact to take all action on his behalf and to represent him in all respects in connection with this Agreement. You shall be fully protected in acting upon the instructions of either of us, in sending confirmation advices, notices or other communications instructions of either of us, or in otherwise dealing with either of us. Each of us shall be liable, jointly to either of us, or in otherwise dealing with either of us. Each of us shall be liable, jointly and individually, for any amounts due to you pursuant to this Agreement, whether incurred by either or both of us.

11. Amendments and Termination. You may amend this agreement at any time in any respect, effective upon notice to me. You may, at your discretion, terminate this service at any time, effective upon notice to me. I will continue to be responsible for any obligation incurred by me prior to termination.

12. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

13.      ARBITRATION DISCLOSURES.

*      ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

* THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

* PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

* THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED.

14.      AGREEMENT TO ARBITRATE CONTROVERSIES.

IT IS AGREED THAT ANY CONTROVERSY BETWEEN US ARISING OUT OF THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE A SINGLE ARBITRATOR SELECTED AND CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR WRITTEN NOTICE OF INTENTION TO ARBITRATE.

15. If any information on this SUBSCRIBER NEW ACCOUNT APPLICATION AND AGREEMENT is misstated, the person or persons signing on behalf of the account will be held liable for the misstatement, as you will rely on the information given by us. You assume no responsibility for misstatements.

16. Obligation to Review Statements. The person or a person acting on their behalf will review transaction statements and notice to partners within 10 days from their receipt and will advise you of any discrepancies as soon as possible.

17. Statute of Limitations. The undersigned agrees that any claims from transactions with you must be brought, if at all, within 2 years from the date of the transaction.

                            ATLAS FUTURES FUND, LP
               SUBSCRIBER NEW ACCOUNT APPLICATION AND AGREEMENT
                         5914 N. 300 West - P.O. Box C
                               Fremont, IN 46737
                   Tel: (260) 833-1306 - Fax: (260) 833-4411

Section I

_______-_____-________    ___________________
Social Security Number    D.O.B.

_____________________________________________
Name                   Work Phone

_____________________________________________
Address                Home Phone

_____________________________________________
City, State, Zip       Fax

_____________________________________________
Dollar Amount Investing   Email

_____________________________________________
Occupation             Employer

_____________________________________________
Type of Business       Years Employed

Educational Background

_____________ _____________ _________________
    10-11        12-15        16+

Number of Dependents ________

_____________________________________________
Prior Years of Investment Experience

_____futures  _____futures options  _____mutual funds

_____stocks   _____stock options    _____bonds

Investment References

A. __________________________________________

B. __________________________________________

Bank Reference ______________________________

____ ____ Have you filed for bankruptcy in the last 10 years?
Yes  No

____ ____ Have you filed a claim against a commodity or securities broker?
Yes  No

Section II


________________________________________________
Type of Account             Title of Account

__________________________ _________________ _______-_____-_______
Joint Investor Name          D.O.B.       Soc. Security Number

________________________________________________
Joint Occupation            Employer

U.S. Citizen? ______ ______
               Yes     No

State of Residency _____________________
                   Name of State

Is customer or any member of customer's immediate family employed by a member of a stock exchange or the NASD?

________ _________
Yes        No

Is customer an officer of a public company?

________ _________
Yes        No

Estimated Individual Net Worth  $______________________
(exclusive of primary residence, furnishings and automobiles)

Estimated Liquid Assets  $____________________

Estimated Risk Capital  $____________________

Tax Bracket  %____________________

Avg. Income Past Two Years  $____________________

Anticipated Income for the Current Year  $____________________

TO ATLAS FUTURES FUND, LP:

IN CONSIDERATION OF ATLAS OPENING ONE OR MORE ACCOUNTS FOR THE UNDERSIGNED, I HEREBY ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE TERMS SET FORTH IN THE SUBSCRIBER NEW ACCOUNT APPLICATION AND AGREEMENT ON THE PRECEDING PAGE AND AGREE TO SUCH TERMS. THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN PARAGRAPHS 13 AND 14. I HEREBY CERTIFY THAT THE ABOVE INFORMATION IS COMPLETE AND CORRECT.

Tax Certification: Under penalties of perjury, I certify that the number shown on this form is my correct taxpayer identification number or if not, then the number I have entered above per instructions is my correct taxpayer identification number, and that I am not subject to backup withholding.


________________________ _______  ________________________ ______
Client Name (Signature)  Date     Client Name (Signature)  Date

________________________________  _______________________________
Client Name (Print)               Client Name (Print)

Accepted by: Ashley Capital Management, Inc.

X______________________________   _____________________________
Michael P. Pacult, President      Date

                                  FORM S-1

Registration No. 333-59976

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See
Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling
Agreement or  the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)      Exhibits.

Exhibit
Number    Description of Document

(1) - 01 Selling Agreement dated February 1, 1998, among the Partnership, the General Partner, and Futures Investment Company, the Selling Agent
(2)       None
(3) - 01  Articles of Incorporation of the General Partner
(3) - 02  By-Laws of the General Partner
(3) - 03 Board Resolution of General Partner to authorize formation of Delaware Limited Partnership
(3) - 04 Amended and Restated Agreement of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(3) - 05 Certificate of Limited Partnership, Designation of Registered Agent, Certificate of Initial Capital filed with the Delaware Secretary of State, and Delaware Secretary of State acknowledgment of filing of Certificate of Limited Partnership
(4) - 01 Amended and Restated Agreement of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(5) - 01 Opinion of The Scott Law Firm, P.A. relating to the legality of the Partnership Units.
(6)       Not Applicable
(7)       Not Applicable
(8) - 01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences.
(9)       None
(10) - 01 Form of Advisory Agreements between the Partnership and the CTAs (included as Exhibit F to the Prospectus)

(10) - 02 Form of New Account Agreement between the Partnership and the FCM
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).
(10) - 04 Escrow Agreement among Escrow Agent, Underwriter, and the Partnership. (included as Exhibit E to the Prospectus).
(10) - 05 Introducing Broker Clearing Agreement by and between Refco, Inc. as futures commission merchant (the "FCM") and Futures Investment
          Company as introducing broker (the "IB")
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants
(23) - 02 Consent of James Hepner, Certified Public Accountant
(23) - 03 Consent of The Scott Law Firm, P.A.
(23) - 04 Consent of Clarke Capital Management, Inc., Commodity Trading Advisor
(23) - 05 Consent of Futures Investment Company, as Selling Agent
(23) - 06 Consent of Futures Investment Company, as Introducing Broker
(23) - 07 Consent of Refco, Inc., Futures Commission Merchant
(23) - 08 Consent of Jordan, Patke & Associates, Ltd.
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital
(99) - 02 Representative's Agreement between Futures Investment Company and Shira Del Pacult

(b)   Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That the registrant is not a foreign private issuer.

(5) That, for the purpose of determining liability under the Securities Act of 1933:

(i)  Each prospectus filed by the registrant pursuant to Rule
424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, if any pre-effective amendment was used, and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

Insofar as indemnification for liabilities under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.   In the event that
a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*******************************************************************************

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 31st day of October, 2007, Mr. Michael Pacult, the individual general partner of the Registrant, signed this Registration Statement; and Ashley Capital Management, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASHLEY CAPITAL MANAGEMENT, INC.        ATLAS FUTURES FUND, L.P.
                                       BY ASHLEY CAPITAL MANAGEMENT, INC.
                                       GENERAL PARTNER



BY: /s/ Michael Pacult               BY: /s/ Michael Pacult
    MR. MICHAEL PACULT                   MR. MICHAEL PACULT
    PRESIDENT                            PRESIDENT

                                       ATLAS FUTURES FUND, L.P.
                                       BY MR. MICHAEL PACULT
                                       GENERAL PARTNER



BY: /s/ Michael Pacult               BY: /s/ Michael Pacult
    MR. MICHAEL PACULT                   MR. MICHAEL PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of Ashley Capital Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.



/s/ Michael Pacult
MR. MICHAEL PACULT
PRESIDENT

Date:  October 31, 2007


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Ashley Capital Management, Inc., General Partner of the Fund)